Exhibit 107 Calculation of Filing Fee Tables
S-4
FIRST MID BANCSHARES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, $4.00 par value per share	Other	2,556,140	$ 49.24	$ 102,746,400.00	0.0001381	$ 14,189.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 102,746,400.00		$ 14,189.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 14,189.00
Offering Note
[1]	1. Relates to the maximum number of common stock, $4.00 par value per share ("First Mid common stock"), of the registrant, First Mid Bancshares, Inc., a Delaware corporation ("First Mid"), issuable to holders of common stock, $1.00 par value per share ("Two Rivers' common stock") of Two Rivers Financial Group, Inc., an Iowa corporation ("Two Rivers") and restricted stock awards of Two Rivers, upon completion of the merger of Two Rivers with and into Star Sub LLC, an Iowa limited liability company ("merger sub") and a direct, wholly owned subsidiary of First Mid (the "merger"), with merger sub surviving as a direct wholly owned subsidiary of First Mid (the "surviving company"). The amount of First Mid common stock to be registered is equal to the sum of (a) 2,086,645 shares of Two Rivers' common stock outstanding (including restricted stock awards) as of December 18, 2025 multiplied by (b) 1.225 (the "exchange ratio"). 2. Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The proposed maximum aggregate offering price is solely for the purposes of calculating the registration fee and was calculated based upon the market value of shares of Two Rivers common stock (the securities to be cancelled in the mergers) in accordance with Rule 457(c) under the Securities Act as follows: (a) the product of (i) $49.24, the average of the high and low prices per share of Two Rivers common stock on December 18, 2025, as quoted on the OTCQX Market, and (ii) 2,086,645, the estimated maximum number of shares of Two Rivers common stock that may be exchanged for the First Mid shares being registered. 3. Calculated pursuant to Section 6(b) of the Securities Act at a rate equal to $138.10 per $1,000,000 of the proposed maximum aggregate offering price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A